UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 28, 2008

K-SWISS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18490	95-4265988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

31248 Oak Crest Drive, Westlake Village, CA	91361
(Address of principal executive offices)	(Zip code)

818-706-5100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On March 28, 2008, K-Swiss Inc., a Delaware corporation (the “Company”), entered into a third amendment (the “Amendment”) to its Loan Agreement, dated as of June 1, 2005 (together with any previous amendments, the “Loan Agreement”) with Bank of America, N.A. Pursuant to the Amendment, the Tangible Net Worth and Minimum EBITDA covenants originally included in the Loan Agreement have been deleted and the Company has agreed to the following new or modified covenants: (1) to maintain at all times unencumbered liquid assets of greater than $100,000,000; (2) to maintain positive net income after taxes and extraordinary items on a rolling four consecutive fiscal quarter basis; and (3) not to declare or pay dividends or redeem stock in an aggregate amount greater than $150,000,000 (the previous limitation was $100,000,000). The Amendment is attached as Exhibit 10.1 to this report and is incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

10.1	Amendment No. 3 to Loan Agreement dated as of March 28, 2008, between Bank of America, N.A. and K-Swiss Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

K-Swiss Inc.

Date: March 28, 2008	By:	/s/ STEVEN NICHOLS
Steven Nichols,
Chairman of the Board, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Amendment No. 3 to Loan Agreement dated as of March 28, 2008, between Bank of America, N.A. and K-Swiss Inc.